Press Release

Mimi L. Carsley | Chief Financial Officer | mcarsley@jackhenry.com

FOR IMMEDIATE RELEASE
Jack Henry & Associates, Inc. Reports Third Quarter Fiscal 2025 Results
Third quarter summary:
•     GAAP revenue increased 8.6% and GAAP operating income increased 23.8% for the fiscal three months ended March 31, 2025, compared to the prior fiscal year quarter.
•     Non-GAAP adjusted revenue increased 7.0% and non-GAAP adjusted operating income increased 17.6% for the fiscal three months ended March 31, 2025, compared to the prior fiscal year quarter.1
▪     GAAP EPS was $1.52 per diluted share for the fiscal three months ended March 31, 2025, compared to $1.19 per diluted share in the prior fiscal year quarter.
Fiscal year-to-date summary:
•     GAAP revenue increased 6.3% and GAAP operating income increased 13.5% for the fiscal year-to-date period ended March 31, 2025, compared to the prior fiscal year-to-date period.
•     Non-GAAP adjusted revenue increased 6.1% and non-GAAP adjusted operating income increased 8.2% for the fiscal year-to-date period ended March 31, 2025, compared to the prior fiscal year-to-date period.1
▪     GAAP EPS was $4.49 per diluted share for the fiscal year-to-date period ended March 31, 2025, compared to $3.85 per diluted share in the prior fiscal year-to-date period.
▪     Cash and cash equivalents were $39.9 million at March 31, 2025, and $27.3 million at March 31, 2024.
▪     Debt outstanding related to credit facilities was $170 million at March 31, 2025, and $250 million at March 31, 2024.
Full year fiscal 2025 guidance (Dollars In millions):2

	Current
GAAP	Low	High
Revenue	$2,353	$2,370
Operating margin[3]	23.5%	23.7%
EPS	$6.00	$6.09

Non-GAAP[4]
Adjusted revenue	$2,331	$2,342
Adjusted operating margin	23.0%	23.1%

Third Qtr Revenue		Third Qtr Operating Income		F'25 YTD Net Income

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]
increased	increased	increased	increased	increased	increased
8.6%	7.0%	23.8%	17.6%	16.9%	11.6%

F'25 YTD Revenue		F'25 YTD Operating Income		F'25 YTD EBITDA

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	Non-GAAP[5]
increased	increased	increased	increased	increased
6.3%	6.1%	13.5%	8.2%	6.6%

Monett, MO, May 6, 2025 - Jack Henry & Associates, Inc. (Nasdaq: JKHY), a leading financial technology provider, today announced results for fiscal third quarter ended March 31, 2025.
1 See tables below on page 4 reconciling non-GAAP financial measures to GAAP.
2 The full fiscal year guidance assumes no acquisitions or dispositions are made during fiscal year 2025.
3Operating margin is calculated by dividing operating income by revenue.
4 See tables below on page 9 reconciling fiscal year 2025 GAAP to non-GAAP guidance.
5See table below on page 14 reconciling net income to non-GAAP EBITDA.

1

According to Greg Adelson, President and CEO, “Our third quarter results reflect solid overall performance. We continued to see strong growth in key revenue areas such as public and private cloud as well as processing. We are successfully winning deals with larger financial institutions through our unwavering focus on culture, service, innovation, strategy, and execution. We are making significant progress with our technology modernization and our small & medium-sized business (SMB) strategies. We remain confident in the demand environment, our robust sales pipeline, and our long-term financial performance.”

Operating Results
Revenue, operating expenses, operating income, and net income for the three and nine months ended March 31, 2025, compared to the three and nine months ended March 31, 2024, were as follows:

Revenue
(Unaudited, dollars in thousands)	Three Months Ended March 31,		% Change	Nine Months Ended March 31,		% Change
	2025	2024		2025	2024
Revenue
Services and Support	$330,792	$305,017	8.5%	$1,010,498	$959,214	5.3%
Percentage of Total Revenue	56.5%	56.6%		57.4%	57.9%
Processing	254,295	233,545	8.9%	749,418	696,417	7.6%
Percentage of Total Revenue	43.5%	43.4%		42.6%	42.1%
REVENUE	$585,087	$538,562	8.6%	$1,759,916	$1,655,631	6.3%

•Services and support revenue increased for the three months ended March 31, 2025, primarily driven by growth in data processing and hosting revenue within cloud of 12.0% and higher deconversion revenue by $8,801, partially offset by the decrease in license and hardware revenues of 35.0%. Processing revenue increased for the three months ended March 31, 2025, primarily driven by growth in card revenue of 8.1%, transaction and digital revenue of 14.6%, and payment processing revenue of 10.4%.
•Services and support revenue increased for the nine months ended March 31, 2025, primarily driven by growth in data processing and hosting revenue within cloud of 12.1% and higher deconversion revenue by $3,549, partially offset by a decrease in license and hardware revenues of 30.7%. Processing revenue increased for the nine months ended March 31, 2025, primarily driven by growth in card revenue of 6.6% and transaction and digital revenue of 11.9%. Another driver was an increase in payment processing revenues.
•For the three months ended March 31, 2025, core segment revenue increased 8.4%, payments segment revenue increased 7.7%, complementary segment revenue increased 12.2%, and corporate and other segment revenue decreased 6.2%. For the three months ended March 31, 2025, core segment non-GAAP adjusted revenue increased 6.4%, payments segment non-GAAP adjusted revenue increased 7.0%, complementary segment non-GAAP adjusted revenue increased 9.6%, and corporate and other non-GAAP adjusted segment revenue decreased 6.6% (see revenue lines of segment break-out tables on pages 5 and 6 below for a reconciliation of segment non-GAAP adjusted revenue to GAAP segment revenue).
•For the nine months ended March 31, 2025, core segment revenue increased 5.9%, payments segment revenue increased 6.5%, complementary segment revenue increased 8.0%, and corporate and other segment revenue decreased 3.9%. For the nine months ended March 31, 2025, core segment non-GAAP adjusted revenue increased 5.8%, payments segment non-GAAP adjusted revenue increased 6.4%, complementary segment non-GAAP adjusted revenue increased 7.7%, and corporate and other non-GAAP adjusted segment revenue decreased 3.9% (see revenue lines of segment break-out tables on pages 7 and 8 below for a reconciliation of segment non-GAAP adjusted revenue to GAAP segment revenue).

2

Operating Expenses and Operating Income
(Unaudited, dollars in thousands)	Three Months Ended March 31,		% Change	Nine Months Ended March 31,		% Change
	2025	2024		2025	2024
Cost of Revenue	$340,586	$328,224	3.8%	$1,016,868	$972,205	4.6%
Percentage of Total Revenue[6]	58.2%	60.9%		57.8%	58.7%
Research and Development	39,411	35,993	9.5%	120,192	108,363	10.9%
Percentage of Total Revenue[6]	6.7%	6.7%		6.8%	6.5%
Selling, General, and Administrative	66,350	62,246	6.6%	209,839	211,298	(0.7)%
Percentage of Total Revenue[6]	11.3%	11.6%		11.9%	12.8%
OPERATING EXPENSES	446,347	426,463	4.7%	1,346,899	1,291,866	4.3%

OPERATING INCOME	$138,740	$112,099	23.8%	$413,017	$363,765	13.5%
Operating Margin[6]	23.7%	20.8%		23.5%	22.0%
•Cost of revenue increased for the three months ended March 31, 2025, primarily due to higher direct costs generally consistent with increases in the related lines of revenue and increased internal licenses and fees, partially offset by a rise in labor cost deferral. Cost of revenue increased for the nine months ended March 31, 2025, primarily due to higher direct costs generally consistent with increases in the related lines of revenue, compensation increases in the trailing twelve months, higher internal licenses and fees from increased deployments and prices, a rise in amortization from capital development projects placed into service in the trailing twelve months, and increased cloud consumption fees, partially offset by a decrease in license and hardware costs consistent with the decrease in related lines of revenue and a rise in labor cost deferral.
•Research and development expense increased for the three and nine months ended March 31, 2025, primarily due to higher personnel costs (net of capitalization) from compensation increases and employee headcount additions in the trailing twelve months. For the nine months ended March 31, 2025, increased internal licenses and fees was also a contributor.
•Selling, general, and administrative expense increased for the three months ended March 31, 2025, primarily due to higher personnel costs from compensation increases related to a rise in employee headcount in the trailing twelve months. Selling, general, and administrative expense decreased for the nine months ended March 31, 2025, primarily due to the decrease in non-recurring personnel costs when compared to the prior fiscal year period, partially offset by an increase in recurring personnel costs from higher commissions expense and compensation increases related to a rise in employee headcount in the trailing twelve months .
Net Income

(Unaudited, in thousands, except per share data)	Three Months Ended March 31,		% Change	Nine Months Ended March 31,		% Change
	2025	2024		2025	2024
Income Before Income Taxes	$141,908	$114,165	24.3%	$426,087	$367,635	15.9%
Provision for Income Taxes	30,800	27,066	13.8%	97,943	86,892	12.7%
NET INCOME	$111,108	$87,099	27.6%	$328,144	$280,743	16.9%
Diluted earnings per share	$1.52	$1.19	27.6%	$4.49	$3.85	16.8%
•Effective tax rates for the three months ended March 31, 2025, and 2024, were 21.7% and 23.7%, respectively. Effective tax rates for the nine months ended March 31, 2025, and 2024, were 23.0% and 23.6%, respectively.

According to Mimi Carsley, CFO and Treasurer, “Our third quarter results included strong growth in key areas of our revenue, led by public and private cloud at 12% and processing at nearly 9%. Those results were tempered by mostly non-recurring contraction in some of our non-key revenue areas, including licenses and hardware, leading to overall non-GAAP revenue growth of 7%. That strong revenue growth and our disciplined approach to controlling costs led to non-GAAP operating income growth of over 17%.”

6Operating margin is calculated by dividing operating income by revenue. Operating margin plus operating expense components as a percentage of total revenue may not equal 100% due to rounding.

3

Impact of Non-GAAP Adjustments
The tables below show our revenue, operating income, and net income for the three and nine months ended March 31, 2025, compared to the three and nine months ended March 31, 2024, excluding the impacts of deconversions and the VEDIP program expense.*

(Unaudited, dollars in thousands)	Three Months Ended March 31,		% Change	Nine Months Ended March 31,		% Change
	2025	2024		2025	2024

GAAP Revenue**	$585,087	$538,562	8.6%	$1,759,916	$1,655,631	6.3%

Adjustments:
Deconversion revenue	(9,644)	(843)		(13,410)	(9,861)

NON-GAAP ADJUSTED REVENUE**	$575,443	$537,719	7.0%	$1,746,506	$1,645,770	6.1%

GAAP Operating Income	$138,740	$112,099	23.8%	$413,017	$363,765	13.5%

Adjustments:
Operating (income) loss from deconversions	(6,851)	6		(9,724)	(7,552)
VEDIP program expense*	—	—		—	16,443

NON-GAAP ADJUSTED OPERATING INCOME	$131,889	$112,105	17.6%	$403,293	$372,656	8.2%
Non-GAAP Adjusted Operating Margin***	22.9%	20.8%		23.1%	22.6%

GAAP Net Income	$111,108	$87,099	27.6%	$328,144	$280,743	16.9%

Adjustments:
Net (income) loss from deconversions	(6,851)	6		(9,724)	(7,552)
VEDIP program expense*	—	—		—	16,443
Tax impact of adjustments****	1,645	(1)		2,334	(2,133)

NON-GAAP ADJUSTED NET INCOME	$105,902	$87,104	21.6%	$320,754	$287,501	11.6%
*The VEDIP program expense for the fiscal nine months ended March 31, 2024, was related to a Company voluntary separation program offered to certain eligible employees beginning in July 2023.
**GAAP revenue is comprised of services and support and processing revenues (see page 2). Reducing services and support revenue by deconversion revenue for the three months ended March 31, 2025, and 2024 which was $9,644 for the current fiscal year quarter and $843 for the prior fiscal year quarter, results in non-GAAP adjusted services and support revenue growth of 5.6% quarter over quarter. There were no non-GAAP adjustments to processing revenue for the three months ended March 31, 2025, or 2024.
Reducing services and support revenue by deconversion revenue for the nine months ended March 31, 2025, and 2024, which was $13,410 for the current fiscal year period and $9,861 for the prior fiscal year period, results in non-GAAP adjusted services and support revenue growth of 5.0% period over period. There were no non-GAAP adjustments to processing revenue for the nine months ended March 31, 2025, or 2024.
***Non-GAAP adjusted operating margin is calculated by dividing non-GAAP adjusted operating income by non-GAAP adjusted revenue.
****The tax impact of adjustments is calculated using a tax rate of 24% for the three and nine months ended March 31, 2025, and 2024. The tax rate for non-GAAP adjustment items takes a broad look at our recurring tax adjustments and applies them to non-GAAP revenue that does not have its own specific tax impacts.

4

The tables below show the segment break-out of revenue and cost of revenue for each period presented, as adjusted for the items above, and include a reconciliation to non-GAAP adjusted operating income presented above.

	Three Months Ended March 31, 2025
(Unaudited, dollars in thousands)	Core	Payments	Complementary	Corporate and Other	Total
GAAP REVENUE	$180,725	$217,449	$167,442	$19,471	$585,087
Non-GAAP adjustments*	(4,838)	(2,394)	(2,324)	(88)	(9,644)
NON-GAAP ADJUSTED REVENUE	175,887	215,055	165,118	19,383	575,443

GAAP COST OF REVENUE	75,258	116,266	67,836	81,226	340,586
Non-GAAP adjustments*	(1,240)	(109)	(519)	(5)	(1,873)
NON-GAAP ADJUSTED COST OF REVENUE	74,018	116,157	67,317	81,221	338,713

GAAP SEGMENT INCOME	$105,467	$101,183	$99,606	$(61,755)
Segment Income Margin**	58.4%	46.5%	59.5%	(317.2)%

NON-GAAP ADJUSTED SEGMENT INCOME	$101,869	$98,898	$97,801	$(61,838)
Non-GAAP Adjusted Segment Income Margin**	57.9%	46.0%	59.2%	(319.0)%

Research and Development					39,411
Selling, General, and Administrative					66,350
Non-GAAP adjustments unassigned to a segment***					(920)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					443,554

NON-GAAP ADJUSTED OPERATING INCOME					$131,889
*Revenue non-GAAP adjustments for all segments were deconversion revenue. Cost of revenue non-GAAP adjustments for all segments were deconversion costs.
**Segment income margin is calculated by dividing segment income by revenue for each segment. Non-GAAP adjusted segment income margin is calculated by dividing non-GAAP adjusted segment income by non-GAAP adjusted revenue for each segment.
***Non-GAAP adjustments unassigned to a segment were selling, general, and administrative deconversion costs.

5

	Three Months Ended March 31, 2024
(Unaudited, dollars in thousands)	Core	Payments	Complementary	Corporate and Other	Total
GAAP REVENUE	$166,655	$201,919	$149,231	$20,757	$538,562
Non-GAAP adjustments*	(1,291)	(910)	1,366	(8)	(843)
NON-GAAP ADJUSTED REVENUE	165,364	201,009	150,597	20,749	537,719

GAAP COST OF REVENUE	72,153	109,848	64,219	82,004	328,224
Non-GAAP adjustments*	(225)	(95)	(348)	(3)	(671)
NON-GAAP ADJUSTED COST OF REVENUE	71,928	109,753	63,871	82,001	327,553

GAAP SEGMENT INCOME	$94,502	$92,071	$85,012	$(61,247)
Segment Income Margin**	56.7%	45.6%	57.0%	(295.1)%

NON-GAAP ADJUSTED SEGMENT INCOME	$93,436	$91,256	$86,726	$(61,252)
Non-GAAP Adjusted Segment Income Margin	56.5%	45.4%	57.6%	(295.2)%

Research and Development					35,993
Selling, General, and Administrative					62,246
Non-GAAP adjustments unassigned to a segment***					(178)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					425,614

NON-GAAP ADJUSTED OPERATING INCOME					$112,105
*Revenue non-GAAP adjustments for all segments were deconversion revenue. Cost of revenue non-GAAP adjustments for all segments were deconversion costs.
**Segment income margin is calculated by dividing segment income by revenue for each segment. Non-GAAP adjusted segment income margin is calculated by dividing non-GAAP adjusted segment income by non-GAAP adjusted revenue for each segment.
***Non-GAAP adjustments unassigned to a segment were selling, general, and administrative deconversion costs.

6

	Nine Months Ended March 31, 2025
(Unaudited, dollars in thousands)	Core	Payments	Complementary	Corporate and Other	Total
GAAP REVENUE	$549,523	$644,207	$500,080	$66,106	$1,759,916
Non-GAAP adjustments*	(6,105)	(4,341)	(2,857)	(107)	(13,410)
NON-GAAP ADJUSTED REVENUE	543,418	639,866	497,223	65,999	1,746,506

GAAP COST OF REVENUE	227,417	344,023	197,188	248,240	1,016,868
Non-GAAP adjustments*	(1,365)	(180)	(678)	(5)	(2,228)
NON-GAAP ADJUSTED COST OF REVENUE	226,052	343,843	196,510	248,235	1,014,640

GAAP SEGMENT INCOME	$322,106	$300,184	$302,892	$(182,134)
Segment Income Margin**	58.6%	46.6%	60.6%	(275.5)%

NON-GAAP ADJUSTED SEGMENT INCOME	$317,366	$296,023	$300,713	$(182,236)
Non-GAAP Adjusted Segment Income Margin	58.4%	46.3%	60.5%	(276.1)%

Research and Development					120,192
Selling, General, and Administrative					209,839
Non-GAAP adjustments unassigned to a segment***					(1,458)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					1,343,213

NON-GAAP ADJUSTED OPERATING INCOME					$403,293
*Revenue non-GAAP adjustments for all segments were deconversion revenue. Cost of revenue non-GAAP adjustments for all segments were deconversion costs.
**Segment income margin is calculated by dividing segment income by revenue for each segment. Non-GAAP adjusted segment income margin is calculated by dividing non-GAAP adjusted segment income by non-GAAP adjusted revenue for each segment.
***Non-GAAP adjustments unassigned to a segment were selling, general, and administrative deconversion costs.

7

	Nine Months Ended March 31, 2024
(Unaudited, dollars in thousands)	Core	Payments	Complementary	Corporate and Other	Total
GAAP REVENUE	$518,696	$605,115	$463,064	$68,756	$1,655,631
Non-GAAP adjustments*	(4,885)	(3,470)	(1,440)	(66)	(9,861)
NON-GAAP ADJUSTED REVENUE	513,811	601,645	461,624	68,690	1,645,770

GAAP COST OF REVENUE	217,449	330,297	188,002	236,457	972,205
Non-GAAP adjustments*	(650)	(193)	(715)	(4)	(1,562)
NON-GAAP ADJUSTED COST OF REVENUE	216,799	330,104	187,287	236,453	970,643

GAAP SEGMENT INCOME	$301,247	$274,818	$275,062	$(167,701)
Segment Income Margin**	58.1%	45.4%	59.4%	(243.9)%

NON-GAAP ADJUSTED SEGMENT INCOME	$297,012	$271,541	$274,337	$(167,763)
Non-GAAP Adjusted Segment Income Margin	57.8%	45.1%	59.4%	(244.2)%

Research and Development					108,363
Selling, General, and Administrative					211,298
Non-GAAP adjustments unassigned to a segment***					(17,190)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					1,273,114

NON-GAAP ADJUSTED OPERATING INCOME					$372,656
*Revenue non-GAAP adjustments for all segments were deconversion revenues. Cost of revenue non-GAAP adjustments for all segments were deconversion costs.
**Segment income margin is calculated by dividing segment income by revenue for each segment. Non-GAAP adjusted segment income margin is calculated by dividing non-GAAP adjusted segment income by non-GAAP adjusted revenue for each segment.
***Non-GAAP adjustments unassigned to a segment were VEDIP expenses of $16,443 and selling, general, and administrative deconversion costs of $747. The VEDIP program expense for the fiscal nine months ended March 31, 2024, was related to a Company voluntary separation program offered to certain eligible employees beginning in July 2023.

8

The table below shows our GAAP to non-GAAP guidance for the fiscal year ending June 30, 2025. Fiscal year 2025 non-GAAP guidance excludes the impacts of deconversion revenue and related operating expenses and assumes no acquisitions or dispositions are made during the fiscal year.

GAAP to Non-GAAP GUIDANCE (Dollars in millions, except per share data)	Annual FY25
	Low	High
GAAP REVENUE	$2,353	$2,370
Growth	6.2%	7.0%
Deconversions*	$22	$28
NON-GAAP ADJUSTED REVENUE**	$2,331	$2,342
Non-GAAP Adjusted Growth	6.0%	6.5%

GAAP OPERATING EXPENSES	$1,799	$1,808
Growth	4.2%	4.7%
Deconversion costs*	$5	$7
NON-GAAP ADJUSTED OPERATING EXPENSES**	$1,794	$1,801
Non-GAAP Adjusted Growth	5.1%	5.5%

GAAP OPERATING INCOME	$554	$562
Growth	13.2%	14.8%

GAAP OPERATING MARGIN	23.5%	23.7%

NON-GAAP ADJUSTED OPERATING INCOME**	$537	$541
Non-GAAP Adjusted Growth	9.0%	9.8%

NON-GAAP ADJUSTED OPERATING MARGIN	23.0%	23.1%

GAAP EPS***	$6.00	$6.09
Growth	14.8%	16.5%

Non-GAAP EPS***	$5.83	$5.87
Growth	10.7%	11.5%
*Deconversion revenue and related operating expenses are based on actual results for the nine months ended March 31, 2025, and estimates for the remainder of fiscal year 2025, based on the lowest actual recent historical results. See the Company’s Form 8-K filed with the Securities and Exchange Commission on April 30, 2025.
**GAAP to Non-GAAP revenue, operating expenses, and operating income may not foot due to rounding.
***The GAAP to Non-GAAP EPS reconciliation table is below on page 15.

9

Balance Sheet and Cash Flow Review

•Cash and cash equivalents were $40 million at March 31, 2025, and $27 million at March 31, 2024.
•Trade receivables were $282 million at March 31, 2025, compared to $263 million at March 31, 2024.
•The Company had $170 million of borrowings at March 31, 2025 compared to $250 million of borrowings at March 31, 2024.
•Deferred revenue was $222 million at March 31, 2025, and $214 million at March 31, 2024.
•Stockholders' equity increased to $2,036 million at March 31, 2025, compared to $1,780 million at March 31, 2024.
*See table below for Net Cash Provided by Operating Activities and on page 14 for Return on Average Shareholders’ Equity. Tables reconciling the non-GAAP measures Free Cash Flow and Return on Invested Capital (ROIC) to GAAP measures are also on page 14. See the Use of Non-GAAP Financial Information section below for the definitions of Free Cash Flow and ROIC.
The following table summarizes net cash from operating activities:

(Unaudited, in thousands)	Nine Months Ended March 31,
	2025	2024
Net income	$328,144	$280,743
Depreciation	33,125	34,943
Amortization	120,136	114,270
Change in deferred income taxes	(12,765)	(15,325)
Other non-cash expenses	22,411	22,677
Change in receivables	50,871	97,835
Change in deferred revenue	(167,104)	(185,784)
Change in other assets and liabilities*	(60,426)	(13,117)
NET CASH FROM OPERATING ACTIVITIES	$314,392	$336,242
*For the nine months ended March 31, 2025, includes the change in prepaid cost of product and other of $(42,989), accrued expenses of $(23,436), and income taxes of $15,540. For the nine months ended March 31, 2024, includes the change in prepaid cost of product and other of $(60,520), income taxes of $30,938, and the change in accrued expenses of $20,265.

10

The following table summarizes net cash from investing activities:

(Unaudited, in thousands)	Nine Months Ended March 31,
	2025	2024
Capital expenditures	(41,186)	(34,347)
Proceeds from dispositions	—	900
Purchased software	(3,833)	(4,561)
Computer software developed	(130,298)	(125,351)
Purchase of investments	(2,000)	(1,146)
Proceeds from investments	1,000	—
NET CASH FROM INVESTING ACTIVITIES	$(176,317)	$(164,505)

The following table summarizes net cash from financing activities:

(Unaudited, in thousands)	Nine Months Ended March 31,
	2025	2024
Borrowings on credit facilities	$255,000	$335,000
Repayments on credit facilities	(235,000)	(360,000)
Purchase of treasury stock	(35,052)	(20,000)
Dividends paid	(122,464)	(115,792)
Net cash from issuance of stock and tax related to stock-based compensation	1,027	4,066
NET CASH FROM FINANCING ACTIVITIES	$(136,489)	$(156,726)
Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures, including adjusted revenue, adjusted operating income, adjusted segment income, adjusted cost of revenue, adjusted operating expenses, adjusted operating margin, adjusted segment income margin, non-GAAP earnings before interest, taxes, depreciation, and amortization (non-GAAP EBITDA), free cash flow, return on invested capital (ROIC), non-GAAP adjusted net income, and non-GAAP earnings per share (EPS).
We believe non-GAAP financial measures help investors better understand the underlying fundamentals and true operations of our business. Adjusted revenue, adjusted operating income, adjusted operating margin, adjusted segment income, adjusted segment income margin, adjusted cost of revenue, adjusted operating expenses, adjusted net income, and non-GAAP EPS eliminate one-time deconversion revenue and associated costs and the effects of the VEDIP program expense related to a Company voluntary separation program offered to certain eligible employees beginning in July 2023, which management believes are not indicative of the Company's operating performance. Such adjustments give investors further insight into our performance. Non-GAAP EBITDA is defined as net income attributable to the Company before the effect of interest expense, taxes, depreciation, and amortization, adjusted for net income before the effect of interest expense, taxes, depreciation, and amortization attributable to eliminated one-time deconversions and the VEDIP program expense. Free cash flow is defined as net cash from operating activities, less capitalized expenditures, internal use software, and capitalized software, plus proceeds from the sale of assets. ROIC is defined as net income divided by average invested capital, which is the average of beginning and ending long-term debt and stockholders’ equity for a given period. Management believes that non-GAAP EBITDA is an important measure of the Company’s overall operating performance and excludes certain costs and other transactions that management deems one time or non-operational in nature; free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions; and ROIC is a measure of the Company’s allocation efficiency and effectiveness of its invested capital. For these reasons, management also uses these non-GAAP financial measures in its assessment and management of the Company's performance.
Non-GAAP financial measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. Non-GAAP financial measures have no standardized meaning prescribed by GAAP and therefore, are unlikely to be comparable with calculations of similar measures for other companies.

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Any non-GAAP financial measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Reconciliations of the non-GAAP financial measures to related GAAP measures are included.

About Jack Henry & Associates, Inc.®	Quarterly Conference Call
Jack HenryTM (Nasdaq: JKHY) is a well-rounded financial technology company that strengthens connections between financial institutions and the people and businesses they serve. We are an S&P 500 company that prioritizes openness, collaboration, and user centricity — offering banks and credit unions a vibrant ecosystem of internally developed modern capabilities as well as the ability to integrate with leading fintechs. For more than 48 years, Jack Henry has provided technology solutions to enable clients to innovate faster, strategically differentiate, and successfully compete while serving the evolving needs of their accountholders. We empower approximately 7,500 clients with people-inspired innovation, personal service, and insight-driven solutions that help reduce the barriers to financial health. Additional information is available at www.jackhenry.com.

The Company will hold a conference call on May 7, 2025, at 7:45 a.m. Central Time, and investors are invited to listen at www.jackhenry.com. A webcast replay will be available approximately one hour after the event at ir.jackhenry.com/corporate-events-and-presentations and will remain available for one year.

Statements made in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, those discussed in the Company's Securities and Exchange Commission filings, including the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading Risk Factors. Any forward-looking statement made in this news release speaks only as of the date of the news release, and the Company expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether because of new information, future events or otherwise.
MEDIA CONTACT
Mark Folk
Corporate Communications
Jack Henry & Associates, Inc.
704-890-5323
MFolk@jackhenry.com

ANALYST CONTACT
Vance Sherard, CFA
Investor Relations
Jack Henry & Associates, Inc.
417-235-6652
VSherard@jackhenry.com

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Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)	Three Months Ended March 31,		% Change	Nine Months Ended March 31,		% Change
	2025	2024		2025	2024

REVENUE	$585,087	$538,562	8.6%	$1,759,916	$1,655,631	6.3%

Cost of Revenue	340,586	328,224	3.8%	1,016,868	972,205	4.6%
Research and Development	39,411	35,993	9.5%	120,192	108,363	10.9%
Selling, General, and Administrative	66,350	62,246	6.6%	209,839	211,298	(0.7)%
EXPENSES	446,347	426,463	4.7%	1,346,899	1,291,866	4.3%

OPERATING INCOME	138,740	112,099	23.8%	413,017	363,765	13.5%

Interest income	5,899	6,499	(9.2)%	21,406	16,365	30.8%
Interest expense	(2,731)	(4,433)	(38.4)%	(8,336)	(12,495)	(33.3)%
Interest Income (Expense), net	3,168	2,066	53.3%	13,070	3,870	237.7%

INCOME BEFORE INCOME TAXES	141,908	114,165	24.3%	426,087	367,635	15.9%

Provision for Income Taxes	30,800	27,066	13.8%	97,943	86,892	12.7%

NET INCOME	$111,108	$87,099	27.6%	$328,144	$280,743	16.9%

Diluted net income per share	$1.52	$1.19		$4.49	$3.85
Diluted weighted average shares outstanding	73,013	73,031		73,058	73,010

Consolidated Balance Sheet Highlights (Unaudited)
(In thousands)				March 31,		% Change
				2025	2024
Cash and cash equivalents				$39,870	$27,254	46.3%
Receivables				282,162	263,416	7.1%
Total assets				2,932,018	2,770,498	5.8%

Accounts payable and accrued expenses				$201,389	$227,715	(11.6)%
Current and long-term debt				170,000	250,000	(32.0)%
Deferred revenue				221,828	213,945	3.7%
Stockholders' equity				2,036,431	1,779,931	14.4%

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Calculation of Non-GAAP Earnings Before Income Taxes, Depreciation and Amortization (Non-GAAP EBITDA)
	Three Months Ended March 31,		% Change	Nine Months Ended March 31,		% Change
(Dollars in thousands)	2025	2024		2025	2024
Net income	$111,108	$87,099		$328,144	$280,743
Net interest	(3,168)	(2,066)		(13,069)	(3,870)
Taxes	30,800	27,066		97,943	86,893
Depreciation and amortization	51,013	50,083		153,261	149,214
Less: Net income before interest expense, taxes, depreciation and amortization attributable to eliminated one-time adjustments*	(6,851)	6		(9,724)	8,892
NON-GAAP EBITDA	$182,902	$162,188	12.8%	$556,555	$521,872	6.6%
*The fiscal third quarter 2025 and 2024 adjustments for net income before interest expense, taxes, depreciation and amortization were for deconversions. The fiscal year-to-date 2025 and 2024 adjustments were for deconversions in 2025 and deconversions and the VEDIP program expense in 2024 and were $(7,551) and $16,443, respectively. The VEDIP program expense for the fiscal nine months ended March 31, 2024, was related to a Company voluntary separation program offered to certain eligible employees beginning in July 2023.

Calculation of Free Cash Flow (Non-GAAP)				Nine Months Ended March 31,
(In thousands)				2025	2024
Net cash from operating activities				$314,392	$336,242
Capitalized expenditures				(41,186)	(34,347)
Internal use software				(3,833)	(4,561)
Proceeds from sale of assets				—	900
Capitalized software				(130,298)	(125,351)
FREE CASH FLOW				$139,075	$172,883

Calculation of the Return on Average Shareholders’ Equity				March 31,
(In thousands)				2025	2024
Net income (trailing four quarters)				$429,217	$378,516
Average stockholder's equity (period beginning and ending balances)				1,908,181	1,659,120
RETURN ON AVERAGE SHAREHOLDERS’ EQUITY				22.5%	22.8%

Calculation of Return on Invested Capital (ROIC) (Non-GAAP)				March 31,
(In thousands)				2025	2024
Net income (trailing four quarters)				$429,217	$378,516

Average stockholder's equity (period beginning and ending balances)				1,908,181	1,659,120
Average current maturities of long-term debt and financing leases (period beginning and ending balances)				45,000	1
Average long-term debt (period beginning and ending balances)				165,000	312,500
Average invested capital				$2,118,181	$1,971,621

ROIC				20.3%	19.2%

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GAAP to Non-GAAP EPS Reconciliation Table

FY25 Guidance

GAAP EPS	$6.00-$6.09

Excluded Activity, net of Tax:
Deconversion*	$0.17-$0.22

Non-GAAP EPS	$5.83-$5.87
*We are not aware of any other discreet adjustments at this time. Deconversion revenue and related operating expenses are based on actual results for fiscal year-to-date 2025 and estimates for the remainder of fiscal year 2025, based on the lowest actual recent historical results. See the Company’s Form 8-K filed with the Securities and Exchange Commission on April 30, 2025.

FAQ for Analysts / Investors
1.What caused the slowing of non-GAAP revenue growth in the 3rd quarter?
•Hardware revenue was down $4 million from the prior year quarter. Revenue growth would have been 7.8% overall had hardware revenue remained consistent.
•Growth in our key areas of revenue (Cloud and Processing revenue) grew at 9.8%, compared to 8.8% a year ago.
2.What are the key factors lowering annual non-GAAP revenue guidance?
•The outlook for hardware revenue is down as we are seeing customers delay large capital purchases, possibly due to economic uncertainty.
•Similar to hardware, we are seeing customers delaying the start of signed non-recurring projects and the implementation of post-core products.
•Given the recent decline in consumer sentiment, there is risk that we could see lower transaction volumes in the coming months.
3.What caused Core segment revenue growth for the 3rd quarter to lag behind Payments and Complementary?
•License and credit union hardware revenue was a drag on Core revenue growth in the 3rd quarter.
•However, growth in our key areas of revenue, like Cloud, outperformed the prior year’s quarter.
4.What is driving the growth in operating margins?
•Growth in the key areas of our business has added new high incremental margin revenue, and we have been disciplined in our approach to compensation, headcount and infrastructure costs throughout the fiscal year.
5.What is the M&A outlook for Jack Henry financial institutions?
•We have seen an acceleration of merger activity, including acquisitions of financial institutions by Jack Henry customers.

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